As filed with the Securities and Exchange Commission on December 14, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	76-0236465
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

100 Cyberonics Blvd.
Houston, Texas 77058-2072
(Address of Principal Executive Offices) (Zip Code)

CYBERONICS, INC. 2009 STOCK PLAN
(Full title of the plan)

David S. Wise
Senior Vice President, Chief Administrative Officer, & Secretary
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, Texas 77058-2072
(Name and address of agent for service)

(281) 228-7200
(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	☑
Non-accelerated filer		Smaller reporting company	
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration fee
Common Stock, $0.01 par value	2,200,000 shares	$51.66	$113,652,000	$15,502.13

(1)
This registration statement shall also cover any additional shares of Common Stock which become issuable under the Cyberonics, Inc. 2009 Stock Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933.  The price per share and aggregate offering prices for the shares registered hereby are calculated based on the average of the high and low prices reported on the Nasdaq Global Market on December 10, 2012, which was $51.66 per share.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering 2,200,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of Cyberonics, Inc. (the “Company”) to be issued pursuant to the Company’s 2009 Stock Plan, as amended (the “Plan”).  On August 21, 2012, the Company’s Board of Directors approved an amendment to the Plan to increase the aggregate maximum number of shares that can be issued under the Plan by 2,200,000 shares, subject to stockholder approval.  Stockholder approval of the Plan, as amended, was received at the Company’s Annual Meeting of Stockholders held on September 19, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference

The following documents that we filed (File No. 000-19806) with the Commission are incorporated by reference and made part of this Registration Statement:

●	our Annual Report on Form 10-K for the year ended April 29, 2012, filed on June 15, 2012;

●	our Quarterly Report on Form 10-Q for the thirteen weeks ended July 27, 2012, filed on August 28, 2012;

●	our Quarterly Report on Form 10-Q for the thirteen weeks ended October 26, 2012, filed on November 19, 2012;

●	our Current Reports on Form 8-K filed with the Commission on September 11, 2012 and September 20, 2012; and

●
the description of our common stock contained in our registration statement on Form 8-A dated February 10, 1993, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto, or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed amendment to this Registration Statement or any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.                      Description of Securities

Not applicable.

Item 5.                      Interests of Named Experts and Counsel

Not applicable.

Item 6.                      Indemnification of Directors and Officers

Article VIII of Cyberonics’s Certificate of Incorporation, a copy of which is filed as Exhibit 4.1, provides that the Company’s directors shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”).

Article VI of the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 4.2, provides that the Company shall indemnify any person (an “indemnitee”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of the Company, by reason of the fact that such person is or was an officer or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL.  In addition, Article VI also provides for advancement to an indemnitee of expenses (including attorneys’ fees) incurred in defending the proceeding in advance of its final disposition, subject to the delivery of any required undertaking to repay the advancement in the event that the indemnitee is ultimately found not entitled to such indemnification.

Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person (“indemnitee”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation, by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation’s request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney’s fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs.  Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145 of the DGCL also empowers Cyberonics to purchase and maintain insurance on behalf of any person who is or was an officer or director of Cyberonics against liability asserted against or incurred by him in any such capacity, whether or not Cyberonics would have the power to indemnify such officer or director against such liability under the provisions of Section 145. Cyberonics intends to purchase and maintain a directors’ and officers’ liability policy for such purposes.

Item 7.                      Exemption from Registration Claimed

Not applicable.

Item 8.                      Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

4.1
Amended and Restated Certificate of Incorporation of Cyberonics, Inc. (incorporated by reference to Exhibit 3.1 to Cyberonics, Inc.’s Registration Statement on Form S-3 (File No. 333-56022) filed on February 21, 2001).

4.2	Cyberonics, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2(i) to Cyberonics, Inc.’s Current Report on Form 8-K (File No. 000-19806) filed on October 26, 2007).

4.3	Cyberonics, Inc. 2009 Stock Plan (incorporated by reference to Annex A to Cyberonics, Inc.’s Proxy Statement on Schedule 14A (File No. 000-19806) filed on August 6, 2009).

4.4	First Amendment to the Cyberonics, Inc. 2009 Stock Plan (incorporated by reference to Annex A to Cyberonics, Inc.’s Proxy Statement on Schedule 14A (File No. 000-19806) filed on August 2, 2012).

5.1*	Opinion of Blaney & Associates, PC.

23.1*	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.2*	Consent of Blaney & Associates, PC. (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

___________________
*           Filed herewith.

Item 9.                      Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 14, 2012.

CYBERONICS, INC.

By:	/s/ GREGORY H. BROWNE
Gregory H. Browne
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory H. Browne and David S. Wise, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 14, 2012:

Signature	Title

/s/ HUGH M. MORRISON Hugh M. Morrison	Chairman of the Board of Directors
/s/ DANIEL J. MOORE Daniel J. Moore	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ GREGORY H. BROWNE Gregory H. Browne	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ GUY C. JACKSON Guy C. Jackson	Director
/s/ JOSEPH E. LAPTEWICZ Joseph E. Laptewicz	Director
/s/ ALFRED J. NOVAK Alfred J. Novak	Director
/s/ ARTHUR L. ROSENTHAL, PH.D. Arthur L. Rosenthal, Ph.D.	Director
/s/ JON T. TREMMEL Jon T. Tremmel	Director

INDEX TO EXHIBITS

4.1
Amended and Restated Certificate of Incorporation of Cyberonics, Inc. (incorporated by reference to Exhibit 3.1 to Cyberonics, Inc.’s Registration Statement on Form S-3 (File No. 333-56022) filed on February 21, 2001).

4.2	Cyberonics, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2(i) to Cyberonics, Inc.’s Current Report on Form 8-K (File No. 000-19806) filed on October 26, 2007).

4.3	Cyberonics, Inc. 2009 Stock Plan (incorporated by reference to Annex A to Cyberonics, Inc.’s Proxy Statement on Schedule 14A (File No. 000-19806) filed on August 6, 2009).

4.4	First Amendment to the Cyberonics, Inc. 2009 Stock Plan (incorporated by reference to Annex A to Cyberonics, Inc.’s Proxy Statement on Schedule 14A (File No. 000-19806) filed on August 2, 2012).

5.1*	Opinion of Blaney & Associates, PC.

23.1*	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.2*	Consent of Blaney & Associates, PC. (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

___________________
*           Filed herewith.